Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Asset Purchase Agreement
On April 27, 2009, Helix Hearing Care of America Corp. (the “Seller”) and 3371727 Canada, Inc. (“Canada”), both indirect wholly owned subsidiaries of HearUSA, Inc. (“HearUSA” or the “Company”), entered into and consummated an Asset Purchase Agreement with Helix Hearing, Inc. (“Helix”) pursuant to which we sold to Helix assets relating to our Canadian operations for cash consideration of approximately $23.7 million, plus assumption of certain balance sheet liabilities, and subject to certain retained assets and liabilities and post-closing adjustments (the “Canadian Sale”).
Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet of the Company as of December 27, 2008 provides the effect of the Canadian Sale. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 27, 2008, December 29, 2007 and December 30, 2006 give effect to the Canadian Sale.
The unaudited pro forma condensed consolidated balance sheet assumes the Canadian Sale occurred on December 27, 2008, and the unaudited pro forma condensed consolidated statements of operations assume the Canadian Sale occurred on December 26, 2005. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Canadian Sale on the historical financial information of the Company. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what the Company’s financial position or results of operations would have been had the Canadian Sale occurred on such dates or project the Company’s financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company.
Pro Forma Adjustments
The unaudited pro forma condensed consolidated balance sheet assumes that the assets included in the Canadian Sale were sold on December 27, 2008. Cash proceeds are based on the cash received and management’s estimate of the costs of the transaction. As a result, final amounts will likely vary from this presentation of pro forma adjustments.
a)	The estimated net cash proceeds, resulting from the Canadian Sale, using exchange rates on December 27, 2008 are:

US $ (in Thousands)
Cash proceeds — asset purchase agreement	$22,559
Cash proceeds — support purchase agreement	1,106
Less:
Canadian income taxes withheld	(2,249)
Liabilities required to be paid	(3,174)
Line of credit required to be paid	(9,210)

Net cash proceeds	$9,032

b) The estimated gain on the sale using exchange rates on December 27, 2008 is:

US $ (in Thousands)
Cash proceeds	$22,559
Less:
Estimated transaction costs	740
Net assets of Canadian business	19,353
Canadian income taxes	2,249

Estimated Gain	$217

An escrow account with $822,000 of the purchase price, converted using December 27, 2008 exchange rates, was established under the agreement to be used as payment for any indemnification claims. The escrow is not included in the cash proceeds or the estimated gain as it is a contingent gain. It will be recognized, to the extent that there are no claims, when the money is released.

HearUSA, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 27, 2008

		Disposition of	Pro Forma		Pro Forma as
	As Reported	Net Assets(a)	Adjustments		Adjusted
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$3,553	$(306)	$9,032	(b)	$12,279
Accounts and notes receivable, less allowance for doubtful accounts of $506,000	7,371	(1,960)	—		5,411
Inventories	1,682	(133)	—		1,549
Prepaid expenses and other	502	—	—		502

Total current assets	13,108	(2,399)	9,032		$19,741
Property and equipment, net	4,876	(505)			4,371
Goodwill	65,953	(16,268)			49,685
Intangible assets, net	15,630	(2,793)			12,837
Deposits and other	810	(20)			790
Restricted cash and cash equivalents	224	—			224

Total Assets	$100,601	$(21,985)	$9,032		$87,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,959	$(31)	$(1,427	)(c)	$3,501
Accrued expenses	3,208	—	(277	)(d)	2,931
Accrued salaries and other compensation	3,713	(68)	(179	)(c)	3,466
Current maturities of long-term debt	6,915	—	(415	)(c)	6,500
Dividends payable	34	—			34
Deferred support agreement	—	—	1,106	(e)	1,106
Minority interest in net income of consolidated joint venture, currently payable	1,526	—			1,526

Total current liabilities	20,355	(99)	(1,192)		19,064

Long-term debt	49,099	—	(9,346	)(c)	39,753
Deferred income taxes	7,284	(1,284)	—		6,000

Total long-term liabilities	56,383	(1,284)	(9,346)		45,753

Commitments and contingencies	—	—	—		—

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330,000, $1 par, 7,500,000 shares authorized)	—	—	—		—
Series H Junior Participating (none outstanding)	—	—	—		—
Series J (233 shares outstanding)	—	—	—		—

Total preferred stock	—	—	—		—

Common stock: $.10 par; 75,000,000 shares authorized 44,861,290 and 44,828,384 shares issued	4,483	—	—		4,483
Additional paid-in capital	137,032	—	—		137,032
Accumulated deficit	(116,416)	—	217	(f)	(116,199)
Accumulated other comprehensive income	1,249	(1,249)	—		—
Treasury stock, at cost: 523,662 common shares	(2,485)	—	—		(2,485)

Total Stockholders’ Equity	23,863	(1,249)	217		22,831

Total Liabilities and Stockholders’ Equity	$100,601	$(2,632)	$(10,321)		$87,648

a)	Represents the sale of Helix Hearing Care of America, Inc. business assets and 3371727 Canada, Inc. stock.

b)	Represents net proceeds from the sale less amounts required to be paid to settle the remaining liabilities of Helix Hearing Care of America, Inc, taxes, transaction costs and the required payment of HearUSA’s line of credit.

c)	Represents required payment of liabilities at closing.

d)	Represents required payment of $1.017 liabilities at closing net of accrual of legal and transactional costs of the sale of $740.

e)	Represents cash received at closing for the fees under the support and management agreement.

f)	Represents the estimated gain on the sale of the Helix Hearing Care of America, Inc. business assets and 3371727 Canada, Inc. stock. The gain was calculated as if the sale was consummated on December 27, 2008. The actual gain or loss calculated on the date of sale, April 27, 2009, could be materially different from this amount presented above.

HearUSA, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 27, 2008

		Disposition
		of Net	Pro Forma		Pro Forma as
	As Reported	Assets(a)	Adjustments		Adjusted
	(Dollars in thousands)

Net revenues
Hearing aids and other products	$104,392	$(16,087)	$—		$88,305
Services	7,596	(605)	—		6.991

Total net revenues	111,988	(16,692)	—		95,296

Operating costs and expenses
Hearing aids and other products	30,171	(6,379)	852	(b)	24,644
Services	2,311	(194)	—		2,117

Total cost of products sold and services	32,482	(6,573)	852		26,761
Center operating expenses	57,450	(6,085)	—		51,365
General and administrative expenses (including approximately $849,000 of non-cash employee stock-based compensation expense	15,176	(135)	—		15,041
Depreciation and amortization	2,963	(478)	—		2,485

Total operating costs and expenses	108,071	(13,271)	852		95,652

Income (loss) from operations	3,917	(3,421)	(852)		(356)
Non-operating income (expense):
Gain on restructuring of contract	981	—			981
Interest income	42				42
Interest expense (including approximately $763, 000 of non-cash interest expense on long-term contractual commitment, $421,000 of non-cash interest expense on discounted notes payable and $192,000 of non-cash debt discount amortization)	(5,755)	77	852	(b)	(4,826)

Loss before income tax expense and minority interest in income of consolidated Joint Venture	(815)	(3,344)	—		(4,159)
Income tax expense	(1,126)	295	—		(831)
Minority interest in income of consolidated Joint Venture	(1,260)	—	—		(1,260)

Net loss	(3,201)	(3,049)	—		(6,250)
Dividends on preferred stock	(139)	—	—		(139)

Net loss applicable to common stockholders	$(3,340)	$(3,049)	$—		(6,389)

Net loss including dividends on preferred stock, applicable to common stockholders — basic and diluted	$(0.09)				$(0.17)

Net loss applicable to common stockholders per common share — basic and diluted	$(0.09)				$(0.17)

Weighted average number of shares of common stock outstanding	38,635				38,635

a)	Represents results of operations of Helix and 3371727 Canada, Inc. operations that was sold for the year ended December 27, 2008.

b)	Represents reduction of interest expense due to repayment of Siemens debt as a result of the sale. The required quarterly principal and interest payments of the Siemens debt are forgiven through rebate credits of similar amounts as long as 90% of hearing aid units sold by the Company are Siemens’ products. Amounts rebated are accounted for as a reduction of cost of products sold.

HearUSA, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 29, 2007

		Disposition
		of Net	Pro Forma		Pro Forma as
	As Reported	Assets(a)	Adjustments		Adjusted
	(Dollars in thousands)
Net revenues
Hearing aids and other products	$95,936	$(13,147)	$—		$82,789
Services	6,868	(563)	—		6,305

Total net revenues	102,804	(13,710)	—		89,094

Operating costs and expenses
Hearing aids and other products	26,017	(5,202)	852	(b)	21,667
Services	2,088	(188)	—		1,900

Total cost of products sold and services	28,105	(5,390)	852		23,567
Center operating expenses	50,401	(4,886)	—		45,515
General and administrative expenses (including approximately $606,000 of non-cash employee stock-based compensation expense	15,227	(97)	(370	)(c)	14,760
Depreciation and amortization	2,248	(388)	—		1,860

Total operating costs and expenses	95,981	(10,761)	482		85,702

Income from operations	6,823	(2,949)	(482)		3,392
Non-operating income (expense):
Interest income	164				164
Interest expense (including $117,000 of non-cash interest expense on discounted notes payable and $3.5 million of non-cash debt discount amortization)	(8,022)	93	852	(b)	(7,077)

Loss before income tax expense and minority interest in income of consolidated Joint Venture	(1,035)	(2,856)	370	(c)	(3,521)
Income tax expense	(769)	174	—		(595)
Minority interest in income of consolidated Joint Venture	(1,478)	—	—		(1,478)

Net loss	(3,282)	(2,682)	370		(5,594)
Dividends on preferred stock	(137)	—	—		(137)

Net loss applicable to common stockholders	$(3,419)	$(2,682)	$370		(5,731)

Net loss including dividends on preferred stock, applicable to common stockholders — basic and diluted	$(0.09)				$(0.16)

Net loss applicable to common stockholders per common share — basic and diluted	$(0.09)				$(0.16)

Weighted average number of shares of common stock outstanding	36,453				36,453

a)	Represents results of operations of Helix and 3371727 Canada, Inc. operations that was sold for the year ended December 29. 2007.

b)	Represents reduction of interest expense due to repayment of Siemens debt as a result of the sale. The required quarterly principal and interest payments of the Siemens debt are forgiven through rebate credits of similar amounts as long as 90% of hearing aid units sold by the Company are Siemens’ products. Amounts rebated are accounted for as a reduction of cost of products sold.

c)	Represents fees to be earned under the support and management services agreement with the purchaser.

HearUSA, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 30, 2006

		Disposition of	Pro Forma		Pro Forma as
	As Reported	Net Assets(a)	Adjustments		Adjusted
	(Dollars in thousands)
Net revenues
Hearing aids and other products	$82,820	$(9,278)	$—		$73,542
Services	5,966	(428)	—		5,538

Total net revenues	88,786	(9,706)	—		79,080

Operating costs and expenses
Hearing aids and other products	24,942	(3,999)	852	(b)	21,795
Services	1,761	(148)	—		1,613

Total cost of products sold and services	26,703	(4,147)	852		23,408
Center operating expenses	42,281	(3,812)	—		38,469
General and administrative expenses (including approximately $849,000 of non-cash employee stock-based compensation expense	14,005	(19)	(1,068	)(c)	12,918
Depreciation and amortization	1,988	(264)	—		1,724

Total operating costs and expenses	84,977	(8,242)	(216)		76,519

Income (loss) from operations	3,809	(1,464)	216		2,561
Non-operating income (expense):
Gain on insurance settlement	203	—	—		203
Interest income	152				152
Interest expense (including approximately $2.7 million of non-cash debt discount amortization and a non-cash reduction of approximately $319,000 for the decrease in the fair value of the warrant liability)	(5,964)	8	852	(b)	(5,104)

Loss before income tax expense and minority interest in income of consolidated Joint Venture	(1,800)	(1,456)	1,068	(c)	(2,188)
Income tax expense	(741)	433	—		(308)
Minority interest in income of consolidated Joint Venture	(633)	—	—		(633)

Net loss	(3,174)	(1,023)	1,068		(3,129)
Dividends on preferred stock	(138)	—	—		(138)

Net loss applicable to common stockholders	$(3,312)	$(1,023)	$1,068		(3,267)

Net loss including dividends on preferred stock, applicable to common stockholders — basic and diluted	$(0.10)				$(0.10)

Net loss applicable to common stockholders per common share — basic and diluted	$(0.10)				$(0.10)

Weighted average number of shares of common stock outstanding	32,225				32,225

a)	Represents results of operations of Helix and 3371727 Canada, Inc. operations that was sold for the year ended December 30, 2006.

b)	Represents reduction of interest expense due to repayment of Siemens debt as a result of the sale. The required quarterly principal and interest payments of the Siemens debt are forgiven through rebate credits of similar amounts as long as 90% of hearing aid units sold by the Company are Siemens’ products. Amounts rebated are accounted for as a reduction of cost of products sold.

c)	Represents fees to be earned under the support and management services agreement with the purchaser.